Exhibit 10.75

Execution Version

CLIFFORD CHANCE

WINDFIELD HOLDINGS PTY LTD

as Borrower

RT LITHIUM LIMITED

as Lender

SUBSCRIPTION LOAN AGREEMENT

i

THIS AGREEMENT is dated                                         2013 and made between:

(1)                                 WINDFIELD HOLDINGS PTY LTD (ACN 160 456 164), a company incorporated in Australia, as borrower (the “Borrower”);

(2)                                 RT LITHIUM LIMITED, a company incorporated in England and Wales with company number 8785002, as lender (the “Lender”).

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Acquisition Agreement” has the meaning given to such term in the Shareholders Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Business Day” has the meaning given to such term in the Shareholders Agreement.

“Completion” has the meaning given to such term in the Shareholders Agreement.

“Completion Date” has the meaning given to such term in the Acquisition Agreement.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Drawdown” has the meaning provided in Clause 4.2(a) (Drawdown).

“Event of Default” means any event or circumstance specified as such in Clause 10 (Events of Default).

“Excluded Tax” means any Tax imposed by any jurisdiction on the net income of the Lender but not a Tax:

(a)                                 calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by the Lender under any Finance Document or any other document referred to in a Finance Document; or

(b)                                 imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to any Finance Document or any transaction contemplated by any Finance Document.

“FATCA” means sections 1471-1474 of the United States Internal Revenue Code of 1986 and any related regulations or guidance, or any of the following in connection with those sections or provisions: any legislation adopted by any other jurisdiction, any agreement with any Governmental Agency or any intergovernmental agreement.

“FATCA Deduction” means a deduction or withholding from a payment under this Agreement required by FATCA.

“Finance Document” means this Agreement, the Term Loan Agreement, any Security Document and any other document designated as a “Finance Document” by the Lender and the Borrower.

“Group” means the Borrower and its Subsidiaries for the time being.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature including for the avoidance of doubt the goods and services tax under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Insolvency Event” in relation to the Borrower:

(a)                                 the Borrower stopping or suspending or threatening to stop or suspend payment of all or a class of its debts;

(b)                                 the Borrower entering into or resolving to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors or any class of them in any relevant jurisdiction;

(c)                                  the Borrower being unable to pay its debts when they are due or being deemed under any statutory provision of any relevant jurisdiction to be insolvent;

(d)                                 a liquidator or provisional liquidator being appointed to the Borrower or a receiver, receiver and manager, administrator, trustee or similar official being appointed over any of the assets or undertakings of the Borrower or an event analogous with any such event occurring in any relevant jurisdiction; or

(e)                                  an application or order being made or a resolution being passed for the winding up or dissolution of the Borrower (except for the purposes of a bona fide reconstruction or amalgamation).

“Loan” means the Loan Amount or the principal amount outstanding for the time being of that loan.

“Loan Amount” means the Subscription Price multiplied by the number of Rockwood Subscription Shares.

“Party” means a party to this Agreement.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Rockwood Subscription Shares” has the meaning given to such term in the Acquisition Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement, notice or arrangement having a similar effect including any “security interest” as defined in PPSA.

“Security Documents” means the Talison Share Security.

“Shareholders Agreement” means the shareholders agreement dated on or about the date of this Agreement between Tianqi, Tianqi HK, the Lender and the Borrower.

“Subscription Date” means the date on which the Lender subscribes for the Rockwood Subscription Share pursuant to the Acquisition Agreement, being the same date on which the set-off referred to in Clause 5 (Repayment) shall occur.

“Subscription Price” has the meaning given to such term in the Acquisition Agreement.

“Subsidiary” has the meaning given in the Corporations Act, but as if body corporate includes any entity. It also includes an entity required by current accounting practice to be included in the consolidated annual financial statements of that entity or would be required if that entity were a corporation.

“Talison” means Talison Lithium Pty Ltd (ABN 15 140 122 078).

“Talison Share Security” means the specific security agreement to be executed by the Borrower and the Lender pursuant to which the Borrower shall grant, in favour of the Lender, Security over all the shares in Talison.

“Tianqi” means Chengdu Tianqi Group Co., Ltd., incorporated in the People’s Republic of China.

“Tianqi HK” means Tianqi Group HK Co., Limited (Hong Kong Companies Registry No. 1778886).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax (other than an Excluded Tax or a FATCA Deduction) from a payment under a Finance Document.

“Term Loan Agreement” means the loan agreement entered into between the Borrower and the Lender on or about the date of this Agreement pursuant to which the Lender makes a term loan facility available to the Borrower for, inter alia, the buy-back of certain shares in the Borrower.

“Transaction Documents” means the Finance Documents, the Acquisition Agreement, the Shareholders’ Agreement and the Cross Charge.

1.2                               Construction

(a)                                 Unless a contrary indication appears any reference in this Agreement to:

(i)                                     the “Lender”, the “Borrower” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(iv)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                                 a “person” or “entity” includes any person, firm, company, corporation, government, governmental agency, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns;

(vi)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)                           a provision of law is a reference to that provision as amended or re-enacted; and

(viii)                        a time of day is a reference to Perth time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 An Event of Default is “continuing” if it has not been remedied or waived to the Lender’s satisfaction.

1.3                               Currency Symbols and Definitions

“US$” and “dollars” denote the lawful currency of the United States of America.

1.4                               Designation

The Parties designate this Agreement as a “Finance Document” for the purposes of each of the other Finance Documents.

2.                                      THE LOAN

Subject to the provisions of this Agreement, the Lender agrees to lend and the Borrower agrees to borrow the Loan Amount.

3.                                      LOAN SECURITY

It is a continuing condition of the Loan that the repayment of the Loan and all other amounts outstanding under or in connection with the Finance Documents be secured by the Security Documents and that all the Security Documents remain duly registered and perfected (as the case may be) until the full and final discharge of any amount due under the Finance Documents to the Lender’s satisfaction.

4.                                      CONDITIONS OF DRAWDOWN

4.1                               Conditions precedent

The Borrower may not request any Drawdown unless the Lender has notified the Borrower that the conditions precedent under the Term Loan Agreement have been satisfied other than those items which by their nature cannot be provided until Completion.

4.2                               Drawdown

(a)                                 The Borrower may only request one draw down under the Loan (a “Drawdown”).

(b)                                 The Borrower may request a Drawdown by delivering to the Lender a written Drawdown request requesting payment of the Loan, notifying the Lender of the Completion Date, the time and place of Completion and the payee and account details of the Borrower.

(c)                                  The Drawdown must be for an amount equal to the Loan Amount.

(d)                                 A request for a Drawdown must be given no later than 3 Business Days prior to the Completion Date.

(e)                                  Subject to receipt of the Drawdown request in sufficient time (as required under Clause 4.2(d)) the Lender will advance the Loan Amount to the Borrower by payment in immediately available funds (into the account specified by the Borrower) on Completion and such payment will fulfil the Lender’s obligations to advance the Loan to the Borrower under this Agreement.

5.                                      REPAYMENT

(a)                                 The Lender and Borrower agree that an amount equal to the Subscription Price multiplied by the number of Rockwood Subscription Shares that is payable by the Lender under the Acquisition Agreement shall be set off against the Loan in full discharge of each Party’s payment obligation with respect to that amount.

(b)                                 This set-off shall only occur after the completion of the Transaction Steps (as defined in the Acquisition Agreement) that are, in accordance with the Acquisition Agreement, to occur prior to this set-off.

(c)                                  If the Subscription Date has not occurred within 1 Business Day of the date of Drawdown, the Borrower must repay the whole of the Loan together with accrued interest immediately on demand of the Lender.

6.                                      INTEREST

6.1                               Calculation of interest

(a)                                 The rate of interest on the Loan is 8.00 per cent per annum and shall be calculated on a daily basis on the amount of the Loan on the basis of a 365 day year and the number of days elapsed.

(b)                                 For the avoidance of doubt, interest shall only accrue if the Subscription Date occurs after the date of Drawdown.

6.2                               Cash payment of interest

Subject to 6.1(b), the Borrower shall pay accrued interest on the Loan on the Subscription Date.

6.3                              Default interest

If the Borrower fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at 13 per cent per annum.  Any interest accruing under this Clause 6.3 shall be immediately payable by the Borrower on demand by the Lender.

7.                                      TAX GROSS UP AND INDEMNITIES

7.1                               Tax gross-up

(a)                                 The Borrower shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)                                  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

7.2                               Tax indemnity

The Borrower shall (within 5 Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax (other than any Excluded Tax) by the Lender in respect of this Agreement (unless the Lender has been compensated under Clause 7.1 (Tax gross-up)).

7.3                               Stamp taxes

The Borrower shall pay and, within 5 Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

7.4                               Indirect Tax

(a)                                 All payments to be made by the Borrower under or in connection with this Agreement have been calculated without regard to Indirect Tax.  If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Borrower makes the payment:

(i)                                     it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)                                  the Lender will promptly provide to the Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)                                 Where this Agreement requires the Borrower to reimburse the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against any Indirect Tax incurred by the Lender in respect of the costs or expenses save to the extent that the Lender is entitled to repayment or credit in respect of the Indirect Tax. The Lender will promptly provide to the Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.

7.5                               FATCA Deduction

(a)                                 Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(b)                                 Each party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the party to whom it is making the payment.

8.                                      COSTS AND EXPENSES

8.1                               Costs generally

Except as expressly provided in this Agreement, each Party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

8.2                               Amendment costs

If the Borrower requests an amendment, waiver or consent the Borrower shall, within 5 Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating or negotiating that request.

8.3                               Enforcement costs

The Borrower shall, within 5 Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the occurrence of an Event of Default or the enforcement of, or the preservation of any rights under, this Agreement.

9.                                      REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 9 to the Lender on the date of this Agreement.

9.1                               Status

(a)                                 It and each of its Subsidiaries is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

9.2                               Binding obligations

(a)                                 The obligations expressed to be assumed by it in each Finance Document to which it is expressed to be a party are legal, valid, binding and enforceable obligations.

(b)                                 Without limiting the generality of paragraph (a) above, each Security Document to which it is expressed to be a party creates the Security which that Security Document purports to create and that Security is valid and effective.

9.3                               Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 it or any of its Subsidiaries’ constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets.

9.4                               Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

9.5                               Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

9.6                               Governing law and enforcement

(a)                                 The choice of governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)                                 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

9.7                               No default

No Event of Default is continuing or might reasonably be expected to result from the making of any Drawdown.

10.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 10 is an Event of Default (save as for Clause 10.8 (Acceleration).

10.1                        Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within 5 Business Days of its due date.

10.2                        Other obligations

(a)                                 The Borrower does not comply with any material provision of the Finance Documents (other than those referred to in Clause 10.1 (Non-payment)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is remedied within one month of the Lender giving notice to the Borrower.

10.3                        Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur in relation to a representation, warranty or statement made or repeated or deemed to be made or repeated after the date of this Agreement being incorrect or misleading if it is capable of remedy and is remedied within one month of the Lender giving notice to the Borrower, or the Borrower becoming aware of it whichever is first.

10.4                        Insolvency

An Insolvency Event occurs in relation to the Borrower.

10.5                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset of the Borrower having an aggregate value of US$10,000,000 and is not discharged within one month.

10.6                        Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Transaction Documents.

10.7                        Repudiation and termination

The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

10.8                        Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Lender may, by notice to the Borrower (a “Default Notice”):

(a)                                 cancel any amount of the Loan which is not yet drawn down, at which time such undrawn amount shall immediately be cancelled;

(b)                                 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be due and payable within 5 Business Days of the date of the Default Notice (or, in the case of an Event of Default under Clause 10.4 (Insolvency), on the date of the Default Notice), at which time they shall become immediately due and payable;

(c)                                  declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be payable within 5 Business Days of a demand (or, in the case of an Event of Default under Clause 10.4 (Insolvency), on demand), at which time they shall immediately become payable 5 Business Days after such demand by the Lender (or, in the case of an Event of Default under Clause 10.4 (Insolvency), on the date of such demand); and/or

(d)                                 exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

11.                               ASSIGNMENT

Neither party may assign any of its rights or transfer any of its rights or obligations under this Agreement without the consent of the other party.

12.                               PAYMENT MECHANICS

12.1                        Payments to the Lender

On each date on which the Borrower is required to make a payment under this Agreement, the Borrower shall make the same available to the Lender for value on the due date at the time and to the account specified by the Lender.

12.2                        No set-off by the Borrower

All payments to be made by the Borrower under this Agreement shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

12.3                        Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

12.4                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, US$ is the currency of account and payment for any sum due from the Borrower under this Agreement.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

13.                               SET-OFF

If an Event of Default is continuing, the Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

14.                               NOTICES

14.1                        Notices

Any communication to be made under this Agreement shall be in writing and, unless stated otherwise, may be made by fax, letter or email.  The address, fax number and email address for each Party is set out opposite its name below.

14.2                        English language

(a)                                 Any notice given under or in connection with this Agreement must be in English.

(b)                                 All other documents provided under or in connection with this Agreement must be

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

15.                               PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

16.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

17.                               VARIATION

A variation of any term of this Agreement must be in writing and signed by the Parties.

18.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

19.                               GOVERNING LAW

This Agreement is governed by the laws of Western Australia.

20.                               ENFORCEMENT

20.1                        Jurisdiction of Australian courts

(a)                                 The courts having jurisdiction in Western Australia have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

(b)                                 The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  Each Party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a) above.

20.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Lender:

(a)                                 irrevocably appoints Clifford Chance of Level 7, 190 Georges Terrace, Perth WA 6000, Australia (Attention: Office Managing Partner) as its agent for service of process in relation to any proceedings under or in connection with any Finance Document; and

(b)                                 agrees that failure by a process agent to notify the Lender of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

THE BORROWER

EXECUTED by WINDFIELD HOLDINGS PTY LTD (ACN 160 456 164), in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Wu Wei	/s/ Peter Oliver
Signature of director	Signature of director/company secretary*

*delete whichever is not applicable

Wu Wei	Peter Oliver
Name of director (block letters)	Name of director/company secretary*
(block letters)

*delete whichever is not applicable

Address: Level 4, 37 St Georges Terrace, Perth WA 6000, Australia

Fax: +61 8 9202 1144

Email: lorry.mignacca@talisonlithium.com

THE LENDER

Signed by	Steffen Haber )
a duly authorised	)
representative for and	)
on behalf of	)
RT LITHIUM LIMITED	) /s/ Dr. Steffen Haber
Signature

Address:	65 Denbigh Road, MK1 1PB Bletchley, Milton Keynes, UK

Fax:	Bob Zatta +1 609 514 8721 / Tom Riordan +1 609 514 8722

Email:	RZatta@rocksp.com/ TRiordan@rocksp.com